Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277583 on Form S-3 and Registration Statements No. 333-200351 and No. 333-279494 on Form S-8 of our reports dated February 27, 2025, relating to the financial statements of Paramount Group, Inc. and the effectiveness of Paramount Group, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

New York, New York

February 27, 2025